EXHIBIT 32.1

      CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report On Form 10-QSB of Grace 7, Inc. (the "Company") for the quarter ending February 28, 2007, I, Virginia K. Sourlis, Chief Executive Officer and Chief Financial Officer of the Company hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

      1. Such Quarterly Report on Form 10-QSB for the quarter ending February 28, 2007, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      2. The information contained in such Quarterly Report on Form 10-QSB for the quarter ending February 28, 2007, fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 21, 2007
Grace 7, Inc.
By: /s/ Virginia K. Sourlis
    -----------------------
Chief Executive Officer and
Chief Financial Officer